UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2019

DESTINATION MATERNITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21196	13-3045573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of principal executive offices)

Registrant’s telephone number, including area code: (856) 291-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 13, 2019, Holly Alden informed the Board of Directors (the “Board”) of Destination Maternity Corporation (the “Company”) that she had decided to resign from the Board, effective immediately. Ms. Alden’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)    On March 18, 2019, the Board appointed Lisa Gavales to the Board of the Company to fill the vacancy created by the resignation of Ms. Alden. Ms. Gavales will serve as a member of the Company’s Nominating and Corporate Governance Committee. There are no arrangements or understandings between Ms. Gavales and any other persons pursuant to which she was appointed as a director of the Company, she has no family relationships with any of the Company’s directors or executive officers, and she is not a party to, and she does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

In connection with the appointment of Ms. Gavales as a non-employee director of the Company, the Board granted her 4,000 shares of restricted stock pursuant to the Company’s 2005 Equity Incentive Plan. These shares of restricted stock will vest on the first anniversary of the grant date.

Item 7.01. Regulation FD Disclosure.

On March 18, 2019, the Company issued a press release in connection with the appointment of Ms. Gavales as a director. A copy of the press release is furnished as exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: March 18, 2019	DESTINATION MATERNITY CORPORATION

	By:	/s/ Marla A. Ryan
Marla A. Ryan
Chief Executive Officer